Exhibit 10.1

LOAN AND SECURITY AGREEMENT

(Receivables)

AGREEMENT, dated as of April 1, 2004, by and between JUPITERMEDIA CORPORATION, 23 Old Kings Highway South, Darien, Connecticut 06820 (“Debtor”) and HSBC BANK USA, 260 North Ave., New Rochelle, New York 10801 (“Secured Party”).

Debtor and Secured Party agree as follows:

1. DEFINITIONS.

1.1. CERTAIN SPECIFIC TERMS. For purposes of this Agreement, the following terms shall have the following meanings:

(a) ACCOUNT DEBTOR means the person, firm, or entity obligated to pay a Receivable.

(b) ADVANCE means a loan made to Debtor by Secured Party pursuant to this Agreement.

(c) BORROWING CAPACITY means, at the time of computation, (i) the lesser of (A) $8,000,000.00, or (B) 80% of the Receivables Borrowing Base, minus (ii) the aggregate amount of any banker’s acceptances, letters of guaranty, or letters of credit issued by Secured Party, for Debtor’s account, in favor of a third party.

(d) CONSOLIDATED SUBSIDIARY means any corporation of which at least 50% of the voting stock is owned by Debtor directly, or indirectly through one or more Consolidated Subsidiaries. If Debtor has no Consolidated Subsidiaries, the provisions of this Agreement relating to Consolidated Subsidiaries shall be inapplicable, without affecting the applicability of such provisions to Debtor alone.

(e) CREDIT means any discount, allowance, credit, rebate, or adjustment granted by Debtor with respect to a Receivable, other than a cash discount not in excess of 10%.

(f) EXTENSION means the granting to an Account Debtor of additional time within which such Account Debtor is required to pay a Receivable.

(g) INELIGIBLE RECEIVABLES means the aggregate amount of the following described Receivables, and of any other Receivables which, in the reasonable discretion of Secured Party, are not satisfactory for credit or any other reason, such aggregate amount to be computed as of the last business day of the immediately preceding month, or computed at any other time in the sole discretion of Secured Party.

(i) Any Receivable which has remained unpaid for more than 120 days after the invoice date shown on the invoice evidencing such Receivable.

(ii) Any Receivable with respect to which a representation or warranty contained in Sections 4.1, 4.3, and 4.4 was not, or does not continue to be, true and accurate, including, without limitation, any Receivable subject to a setoff, defense or counterclaim or dispute.

(iii) In the reasonable discretion of Secured Party, any Receivable with respect to all or part of which a check, promissory note, draft, trade acceptance, or other instrument for the payment of money has been received, presented for payment, and returned uncollected for any reason.

(iv) Any Receivable on which Debtor has extended the time for payment without the consent of Secured Party, except as provided in Section 8.2(a).

(v) Any Receivable as to which any one or more of the following events occurs respecting a Responsible Party: death or judicial declaration of incompetency; the filing by or against any Responsible Party of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by any Responsible Party for the benefit of creditors; the appointment of a receiver or trustee for any Responsible Party or for any of the assets of a Responsible Party, including, without limitation, the appointment of or taking possession by a “custodian”, as defined in the Federal Bankruptcy Code; the institution by or against any Responsible Party of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, any Responsible Party; the sale, assignment, or transfer of all or any material part of the assets of any Responsible Party; the nonpayment by any Responsible Party of debts as they become due; or the cessation of the business of any Responsible Party as a going concern.

(vi) In the reasonable discretion of Secured Party, all Receivables owed by an Account Debtor, if at any time, 10% of the aggregate dollar amount of outstanding Receivables owed by such Account Debtor is classified as ineligible under any criterion set forth in Sections l.l(g)(i) through l.l(g)(v) or l.l(g)(ix).

(vii) All Receivables owed by an Account Debtor which does not maintain its chief executive office in the United States, or Canada or which is not organized under the laws of the United States or Canada or any State or Province.

(viii) All Receivables of an Account Debtor, if Debtor, or any person who, or entity which, directly or indirectly controls Debtor, either owns in whole or material part, or directly or indirectly controls, such Account Debtor.

(ix) Any Receivable, if either the perfection, enforceability, or validity of Secured Party’s Security Interest in such Receivable, or Secured Party’s right or ability to obtain direct payment to Secured Party of the Proceeds of such Receivable, is governed by any federal or state statutory requirements other than those of the Uniform Commercial Code, or equivalent Canadian statute including, without limitation, any Receivable subject to the Federal Assignment of Claims Act of 1940, as amended.

(x) Any Receivable which arises from progress billings.

(xi) Any Receivable consisting of a retainage unless all conditions for payment of such retainage have been satisfied.

(xii) Any Receivable due from entities affiliated with Debtor.

(h) [Intentionally Omitted]

(i) [Intentionally Omitted]

(j) INVOICE means any document or documents used or to be used to evidence a Receivable.

(k) [Intentionally Omitted]

(l) PRIME RATE means the rate of interest publicly announced by Secured Party from time to time as its prime rate and is a base rate for calculating interest on certain loans.

(m) RECEIVABLE means the right to payment for Goods sold or leased or services rendered by Debtor, whether or not earned by performance, and may, without limitation, in whole or in part, be in the form of an Account, Chattel Paper, Document, or Instrument.

(n) RECEIVABLES BORROWING BASE means, at the time of its computation, the aggregate amount of the outstanding Receivables in which Secured Party has a first perfected security interest (adjusted with respect to Credits and returned merchandise as hereinafter provided) less Ineligible Receivables.

(o) RESPONSIBLE PARTY means an Account Debtor, a general partner of an Account Debtor or any party in any way directly or indirectly liable for payment of a Receivable.

(p) SCHEDULE means the schedule executed in connection with, and which is a part of, this Agreement.

(q) THIRD PARTY means Alan Meckler and Ellen Meckler.

1.2. SINGULARS AND PLURALS. Unless the context otherwise requires, words in the singular include the plural, and in the plural include the singular.

1.3. U.C.C. DEFINITIONS. Unless otherwise defined in Section 1.1 or elsewhere in this Agreement, capitalized words shall have the meanings set forth in the New York Uniform Commercial Code as in effect as of the date of this Agreement.

2. ADVANCES.

2.1. REQUESTS FOR AN ADVANCE.

(a) Written Request. From time to time, before termination of this Agreement in accordance with provisions of Section 13.16 hereof, Debtor may make a written request for an Advance, and Secured Party shall make such requested Advance provided that:

(i) the sum of the aggregate principal balance of outstanding Advances and the requested Advance does not exceed the Borrowing Capacity as then computed, and

(ii) there does not then exist an Event of Default or an event which with notice or lapse of time, or both would constitute an Event of Default.

(b) Oral Requests. Secured Party may make an Advance to Debtor upon Debtor’s oral request. With each oral request for an Advance, the Debtor shall be deemed to have made the representations contained in §2.1(a)(i) and (ii) above. Each oral request for an Advance shall be conclusively presumed to be made by a person authorized by Debtor to do so; and the crediting of the Advance to Debtor’s deposit account as hereinafter provided shall conclusively establish Debtor’s obligation to repay the Advance.

2.2. PROCEEDS OF AN ADVANCE. The proceeds of each Advance will be credited to the deposit account of Debtor maintained with Secured Party and designated by Debtor.

3. COLLATERAL AND INDEBTEDNESS SECURED.

3.1. SECURITY INTEREST. Debtor grants to Secured Party a security interest (“Security Interest”) in the following property, wherever located and whether now owned or hereafter acquired by Debtor (collectively, “Collateral”):

(a) All Accounts, Inventory, Equipment, General Intangibles, Chattel Paper, Documents, Instruments, Investment Property, Letter-of-Credit Rights and Deposit Accounts, whether or not specifically assigned to Secured Party, including, without limitation, all Receivables.

(b) All guaranties, collateral, liens on or security interests in real or personal property, leases, letters of credit, and other rights, agreements, or property securing or relating to payment of Receivables.

(c) All books, records, ledger cards, data processing records, computer software, and other property at any time evidencing or relating to Collateral.

(d) All monies, securities, and other property, now or hereafter held or received by, or in transit to, Secured Party from or for Debtor, and all of Debtor’s deposit accounts, credits, and balances with Secured Party existing at any time.

(e) All Proceeds of all policies of insurance covering the Collateral.

(f) All Proceeds and Products of all of the foregoing in any form.

3.2. OTHER COLLATERAL. Nothing contained in this Agreement shall limit the rights of Secured Party in and to any other collateral securing the Indebtedness which may have been or may hereafter be granted to Secured Party by Debtor or any third party pursuant to any other agreement.

3.3. INDEBTEDNESS SECURED. The Security Interest secures payment of any and all indebtedness (Indebtedness) of Debtor to Secured Party, whether now existing or hereafter incurred, of every kind and character, direct or indirect, and whether such Indebtedness is from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, including, without limitation: (a) all Advances; (b) all interest which accrues on any Indebtedness, until payment of such Indebtedness in full, including, without limitation, all interest provided for under this Agreement; (c) all other monies payable by Debtor to Secured Party pursuant to this Agreement; and (d) all debts owed or to be owed by Debtor to others which Secured Party has obtained, or may obtain, by assignment or otherwise.

4. REPRESENTATIONS AND WARRANTIES. To induce Secured Party to enter into this Agreement and make Advances to Debtor from time to time as herein provided, Debtor represents and warrants and, so long as any Indebtedness remains unpaid or this Agreement remains in effect, shall be deemed continuously to represent and warrant as follows:

4.1. VALIDITY OF RECEIVABLES. (a) Each Receivable is genuine and enforceable in accordance with its terms and represents an undisputed and bona fide indebtedness owing to Debtor by the Account Debtor; (b) there are no defenses, setoffs, or counterclaims against any Receivable; (c) no payment has been received on any Receivable and no Receivable is subject to any Credit or Extension or agreements therefor unless written notice specifying such payment, credit, extension, or agreement has been delivered to Secured Party; (d) each copy of each Invoice is a true and genuine copy of the original Invoice sent to the Account Debtor named therein and evidences the transaction from which such Receivable arose; and the date payment is due as stated on each such Invoice or computed based on the information set forth on each such Invoice is correct; (e) all Chattel Paper, promissory notes, drafts, trade acceptances, or other instruments for the payment of money, and each indorsement thereon, are true and genuine and in all respects what they purport to be, and are the valid and binding obligation of all parties thereto; and the date or dates stated on all such items as the date on which payment in whole or in part is due is correct; (f) all Inventory described in the Invoice has been delivered to the Account Debtor or placed for such delivery in the possession of a carrier not owned or controlled directly or indirectly by Debtor; (g) all evidence of the delivery or shipment of Inventory is true and genuine; (h) all services to be performed by Debtor in connection with each Receivable have been performed by Debtor; and (i) all evidence of the performance of such services by Debtor is true and genuine.

4.2. [Intentionally Omitted]

4.3. TITLE TO COLLATERAL. (a) Debtor is the owner of the Collateral free of all security interests, liens, or other encumbrances, except the Security Interest, and except as described in Item 10 of the Schedule; (b) Debtor has the unconditional authority to grant the Security Interest to

Secured Party; (c) assuming that all necessary Uniform Commercial Code filings have been made, Secured Party has an enforceable first lien on all Collateral; (d) Debtor will not sell, assign, or otherwise transfer or encumber the Collateral or grant a security interest therein, except to Secured Party; provided, that the Debtor may sell Inventory in the ordinary course of business; and (e) Debtor will defend the Collateral against the claims and demands of all other parties including, without limitation, defenses, setoffs, and counterclaims asserted by any Account Debtor against Debtor or Secured Party.

4.4. NOTES RECEIVABLE. No Receivable is evidenced by any note, draft, trade acceptance, or other instrument for the payment of money, except such note, draft, trade acceptance, or other instrument as has been endorsed and delivered by Debtor to Secured Party.

4.5. PLACE OF BUSINESS. (a) Debtor is engaged in business operations which are in whole or in part carried on at the address or addresses specified at the beginning of this Agreement; (b) if Debtor has more than one place of business, its chief executive office is at the address specified as such at the beginning of this Agreement; and (c) Debtor’s records concerning the Collateral are kept at the address or addresses specified at the beginning of this Agreement.

4.6. CORPORATE EXISTENCE. Debtor is duly organized and existing and in good standing under the laws of the State of its incorporation and is duly licensed or qualified to do business and in good standing in every state in which the nature of its business or ownership of its property requires such licensing or qualification.

4.7. CORPORATE CAPACITY. The execution, delivery, and performance of this Agreement are within Debtor’s corporate powers, have been duly authorized by all necessary and appropriate corporate action, and are not in contravention of any law or the terms of Debtor’s Certificate of Incorporation or By-Laws, or any amendment thereto, or of any indenture, agreement, undertaking, or other document to which Debtor is a party, or by which Debtor is bound.

4.8. TAXES. Debtor, has duly filed all consolidated federal and other tax returns required to be filed and has duly paid all taxes required by such returns. Neither the Debtor, nor any of its Consolidated Subsidiaries, has received any notice from the Internal Revenue Service or any other taxing authority proposing additional unpaid taxes.

4.9. LITIGATION. Except as disclosed by Debtor prior to the date hereof in filings with the Securities and Exchange Commission, there are not any actions, suits, proceedings or investigations pending or, to the knowledge of Debtor, threatened against Debtor or any of its Consolidated Subsidiaries or any basis therefore, which, if adversely determined, would, in any case or in the aggregate, materially adversely affect the property, assets, financial condition or business of Debtor and such Consolidated Subsidiaries (considered on a consolidated basis) or materially impair the right or ability of Debtor or such Consolidated Subsidiaries to carry on its or their operations, respectively, substantially as now conducted.

5. CERTAIN DOCUMENTS TO BE DELIVERED TO SECURED PARTY.

5.1. RECEIVABLES SCHEDULE. Debtor shall deliver to Secured Party, from time to time on demand, a schedule describing the Invoices issued by Debtor since the last schedule submitted to Secured Party, such schedule to be in form and content satisfactory to Secured Party. The schedules to be provided under this Section 5.1 are solely for the convenience of Secured Party in administering this Agreement and maintaining records of the Collateral. Debtor’s failure to provide Secured Party with any such schedule shall not affect the Security Interest.

5.2. INVOICES. If requested by Secured Party:

(a) Debtor shall cause all of its Invoices, including the copies thereof, to be printed and to bear consecutive numbers and shall prepare and issue its Invoices in such consecutive numerical order.

(b) All copies of Invoices not previously delivered to Secured Party shall be delivered to Secured Party with each schedule of Receivables.

(c) Copies of all Invoices which are voided or cancelled or which for any other reason do not evidence a Receivable shall be included in such delivery.

(d) If any Invoice or copy thereof is lost, destroyed, or otherwise unavailable, Debtor shall explain in writing, in form satisfactory to Secured Party, accounting for such missing Invoice.

5.3. MONTHLY AGING REPORT. Within thirty (30) calendar days after the end of each month, Debtor shall submit to Secured Party an aging report in form reasonably satisfactory to Secured Party showing the amounts due and owing on all Receivables according to Debtor’s records as of the close of such month, together with such other information as Secured Party may require. If Debtor’s monthly aging reports are prepared by an accounting service or other agent, Debtor hereby authorizes such service or agent to deliver such aging reports and any other related documents to Secured Party.

5.4. NOTES OR OTHER INSTRUMENTS. Each note, draft, trade acceptance, or other instrument for the payment of money, evidencing a Receivable, shall be delivered to Secured Party with the schedule listing the Receivable which it evidences and shall be indorsed by Debtor to the order of Secured Party.

5.5. CHATTEL PAPER. The original of each item of Chattel Paper, evidencing a Receivable, shall be delivered to Secured Party with the schedule listing the Receivable which it evidences, together with an assignment of such Chattel Paper by Debtor to the Secured Party, such assignment to be in form reasonably satisfactory to Secured Party.

5.6 OTHER DOCUMENTS. Debtor shall deliver to Secured Party all other documents and information reasonably requested by Secured Party.

6. COLLECTIONS.

6.1. DELIVERY OF PROCEEDS TO SECURED PARTY. Upon request by Secured Party following the occurrence and during the continuance of an Event of Default, any Proceeds of Collateral received by Debtor, including, without limitation, payments on Receivables and other payments from sales or leases of Inventory, shall be held by Debtor in trust for Secured Party in the same medium in which received, shall not be commingled with any assets of Debtor and shall be delivered immediately to Secured Party.

6.2. [Intentionally Omitted]

6.3. DEBTOR TO FORWARD SCHEDULES TO SECURED PARTY. Whenever Debtor delivers payments on Receivables and other payments from sales or leases of Inventory to Secured Party, such payments shall be accompanied by a schedule, consisting of a copy of Debtor’s cash receipt journal covering such payments, in form reasonably satisfactory to Secured Party, certified to be correct by an authorized officer of Debtor. Individual cash receipt journals shall be segregated by the months in which payments reflected thereon are received by Debtor.

7. PAYMENT OF PRINCIPAL, INTEREST, EXPENSES AND FEES.

7.1. PROMISSORY NOTE. Upon execution of this Agreement, Debtor shall execute and deliver to Secured Party a promissory note (“Note”) in the form of Exhibit A hereto. The principal of Advances shall be payable as follows:

(a) Borrowing Capacity Exceeded. Whenever the outstanding principal balance of Advances exceeds the Borrowing Capacity, Debtor shall immediately pay to Secured Party the excess of the outstanding principal balance of Advances over the Borrowing Capacity.

(b) Payment in Full on Termination or Acceleration. Forthwith upon termination of this Agreement pursuant to Section 13.16 hereof or acceleration of the time for payment of the Indebtedness pursuant to Section l2.A.2, Debtor shall pay to Secured Party the entire outstanding principal balance of Advances.

7.2. INTEREST. The principal of Advances from time to time unpaid shall bear interest as provided for in the Note.

7.3. PROMISE TO PAY EXPENSES.

(a) Debtor agrees to pay to Secured Party, on demand, all reasonable costs and expenses as provided in this Agreement, and all reasonable costs and expenses incurred by Secured Party from time to time in connection with this Agreement, including, without limitation, Secured Party’s reasonable fees and expenses incurred, and internally allocated costs for auditing Debtor’s books and records and inspecting the collateral not more than two times per annum (in the absence of a continuing Event of Default), whether such audits and inspections are conducted by Secured Party’s employees or by third parties. Notwithstanding the foregoing, the amount of audit and inspection expenses which shall be reimburseable by the Debtor shall not exceed $15,000.

(b) Without limiting Section 7.3(a), Debtor also agrees to pay to Secured Party, on demand, the reasonable fees and disbursements incurred by Secured Party for attorneys retained by Secured Party for advice, suit, appeal, or insolvency or other proceedings under the Federal Bankruptcy Code or otherwise, or in connection with any purpose specified in Section 7.3(a) of this Agreement.

(c) Payment of all monies due and to become due under this Section 7.3 or the Note is secured by the Collateral.

7.4. METHOD OF PAYMENT OF INTEREST, COSTS AND EXPENSES. The following provisions shall apply to the payment of interest and costs and expenses:

(a) {Intentionally Omitted}

(b) Payment of Interest, Costs and Expenses.

(i) Without limiting Debtor’s obligation to pay Secured Party’s reasonable costs and expenses on demand, and to pay interest in accordance with the terms of the promissory note described in Section 7.1 hereof, Debtor shall pay interest and costs and expenses, if any, payable pursuant to this Agreement on the first business day of each month. The Secured Party will invoice the Debtor for costs and expenses and will provide Debtor reasonable supporting documentation for such costs and expenses.

(ii) If accrued interest and costs and expenses have not been paid by the first business day of any month, Debtor authorizes Secured Party to: (a) charge such items to any deposit account of Debtor maintained with Secured Party; (b) make an Advance to pay for such items, which Advance, Secured Party, in its sole discretion, may make to Debtor; or (c) apply Proceeds of Collateral, including, without limitation, payments on Receivables and other payments from sales or leases of Inventory, to the payment of such items.

(c) Notwithstanding any other provision of this Agreement, Secured Party, in its sole discretion, shall determine the manner and amount of application of payments and credits, if any, to be made on all or any part of any component or components of the Indebtedness, whether principal, interest, costs and expenses, or otherwise.

7.5 FEES. Debtor will pay Secured Party at closing an up-front fee of $40,000.00. Debtor will also pay Secured Party a commitment fee on the daily average unused amount of the Borrowing Capacity from the date hereof at a rate equal to 0.5% per annum, payable in arrears on the last day of each calendar quarter and on the date this facility is terminated.

8. PROCEDURES AFTER SCHEDULING RECEIVABLES. The provisions contained in this Article 8, other than Sections 8.1 and 8.2, shall be effective only if Secured Party elects to have any or all of them become effective by giving written notice of such election to Debtor.

8.1. [Intentionally Omitted]

8.2. CREDITS AND EXTENSIONS.

(a) Granting of Credits and Extensions. Debtor may grant such Credits and such Extensions as are ordinary in the usual course of Debtor’s business, without the prior consent of Secured Party; provided, however, that any such Extension shall not extend the time for payment beyond 30 days after the original due date as shown on the Invoice evidencing the Receivable, or as computed based on the information set forth on such Invoice, and further, provided, however, that any such Credits or Extensions shall not in any instance or series of related instances result in a reduction or reductions, or extend, a Receivable or Receivables which constitute(s) in excess of 5% of the total dollar amount of all Receivables of Debtor at the time of such Credits or Extensions.

(b) Accounting for Credits and Extensions. At Secured Party’s request, Debtor shall make full accounting of the granting of such Credits and Extensions, including a brief description of the reasons therefor and a copy of all credit memoranda. Such accounting shall be on such form as Secured Party may require and shall be delivered to Secured Party within seven days of Secured Party’s request. All credit memoranda issued by Debtor shall be numbered consecutively, and copies of the same, when delivered to Secured Party, shall be in numerical order and accounted for in the same manner as provided in Section 5.2 with respect to Invoices.

(c) Adjustment to Receivables Borrowing Base. Upon the presentation of such accounting for Credits and Extensions, the Receivables Borrowing Base will be reduced by the amount of such Credits and may, in the sole discretion of Secured Party, be reduced by the full amount of any Receivables for which Extensions were granted. Debtor shall pay to Secured Party with each such report an amount equal to the aggregate of such reductions of the Receivables Borrowing Base, such payment to be applied directly to the Advances; or Secured Party may waive its right to such payment where, after such reductions of the Receivables Borrowing Base, the total outstanding Advances of Debtor under this Agreement do not exceed the Borrowing Capacity as then computed. When Debtor fails, either in whole or in part, to pay to Secured Party an amount equal to the aggregate of such reductions to the Receivables Borrowing Base and Secured Party has not waived the same, Secured Party may charge such amount (or so much thereof as Debtor may not have paid to Secured Party) to any deposit account of the Debtor maintained with Secured Party.

8.3. RETURNED INSTRUMENTS. In the event that any check or other instrument received in payment of a Receivable shall be returned uncollected for any reason, Secured Party may, in its sole discretion, again forward the same for collection or return the same to Debtor. If such check or instrument is returned to Debtor, Secured Party may charge any deposit account of Debtor in the amount of the same or may treat such check or instrument or so much thereof as has not been paid by such charge, as an Advance, and Debtor shall pay Secured Party, promptly therefor. Upon receipt of a returned check or instrument by Debtor, Debtor shall immediately make the necessary entries on its books and records to reinstate the Receivable as outstanding and unpaid, and immediately notify Secured Party of such entries. Pursuant to Section l.l(g)(iii), Secured Party in its discretion may consider such Receivable an Ineligible Receivable.

8.4. [Intentionally Omitted]

8.5. NOTES RECEIVABLE. Debtor shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Receivable,

without the prior written consent of Secured Party. If Secured Party consents to the acceptance of any such note or instrument, the same shall be considered as evidence of the Receivable subject to the Security Interest and shall not constitute payment of such Receivable, and Debtor shall forthwith indorse such note or instrument to the order of Secured Party and deliver the same to Secured Party. Upon collection, the proceeds of such note or instrument may be applied directly to unpaid Advances, interest, and costs and expenses, as provided in Section 7.4 hereof.

9. AFFIRMATIVE COVENANTS. So long as any part of the Indebtedness remains unpaid, or this Agreement remains in effect, Debtor shall comply with the covenants listed below:

9.1. FINANCIAL STATEMENTS. Debtor shall furnish to Secured Party:

(a) Within 90 days after the end of each of its fiscal years, a copy of the Debtor’s Annual Report on Form 10-K for the preceding fiscal year.

(b) Within 45 days after the end of each of the first three quarters of each fiscal year, a copy of the Debtor’s Quarterly Report on Form 10-Q.

(c) Such additional information as Secured Party may from time to time reasonably request regarding the financial and business affairs of the Debtor or any Consolidated Subsidiary, including, without limitation, projections with respect to Debtor’s operations.

9.2. GOVERNMENT AND OTHER SPECIAL RECEIVABLES. Debtor shall promptly notify Secured Party in writing of the existence of any Receivable if either the perfection, enforceability, or validity of Secured Party’s Security Interest in such Receivable, or Secured Party’s right or ability to obtain direct payment to Secured Party of the Proceeds of such Receivable, is governed by any federal or state statutory requirements other than those of the Uniform Commercial Code, including, without limitation, any Receivable subject to the Federal Assignment of Claims Act of 1940, as amended.

9.3. TERMS OF SALE. Due dates shall be not more than 60 calendar days from date of invoice.

9.4. BOOKS AND RECORDS. Debtor will maintain, at its own cost and expense, accurate and complete records with respect to the Collateral, in form reasonably satisfactory to Secured Party, and including, but not limited to, records of all payments received and all Credits and Extensions granted with respect to the Receivables, of the return, rejection, repossession, stoppage in transit, loss, damage or destruction of any Inventory and of all other dealings affecting the Collateral. Debtor shall deliver such books and records to Secured Party or its representative on request. At Secured Party’s request, Debtor shall mark all or any records to indicate the Security Interest. Debtor will further indicate the Security Interest on all financial statements issued by it or shall cause the Security Interest to be so indicated by its accountants.

9.5. [Intentionally Omitted]

9.6. EXAMINATIONS. Debtor, after reasonable notice and during normal business hours, shall from time to time permit Secured Party or its agents to inspect the Collateral and to examine and make extracts from or copies of any of Debtor’s books, ledgers, reports, correspondence, and other records.

9.7. INSURANCE.

(a) Debtor shall carry insurance against risks, in coverage, form and amount as may customarily be carried or maintained under similar circumstances by similar corporations, and by financially sound and reputable insurers.

(b) Debtor shall deliver to Secured Party the policies of insurance required by Secured Party, with appropriate endorsements designating Secured Party as an additional insured or loss payee as requested by Secured Party. Each policy shall provide that if such insurance is cancelled for any reason whatsoever, or if any substantial change is made in the coverage which affects Secured Party, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to Secured Party until 30 days after receipt by Secured Party of written notice from the insurer thereof. [Note: Checking to see if this available from the carriers?]

9.8. NOTICE OF NON-COMPLIANCE. Debtor shall notify Secured Party in writing of any failure by Debtor to comply with any provision of this Agreement.

9.9. VERIFICATION OF COLLATERAL. Secured Party shall have the right to verify all or any Collateral in any manner and through any medium Secured Party may consider appropriate and Debtor agrees to furnish all assistance and information and perform any acts which Secured Party may reasonably require in connection therewith.

9.10. RESPONSIBLE PARTIES. Debtor shall notify Secured Party of the occurrence of any event specified in Section l.l(g)(v) with respect to any Account Debtor promptly after receiving notice thereof.

9.11. TAXES.

(a) Debtor shall promptly pay and discharge all of its taxes, assessments, and other governmental charges prior to the date on which penalties are attached thereto, establish adequate reserves for the payment of such taxes, assessments and other governmental charges, make all required withholding and other tax deposits, and, upon request, provide Secured Party with receipts or other proof that any or all of such taxes, assessments, or governmental charges have been paid in a timely fashion; provided, however, that nothing contained herein shall require the payment of any tax, assessment, or other governmental charge so long as its validity is being contested in good faith and by appropriate proceedings diligently conducted.

(b) Debtor shall cause each Consolidated Subsidiary to comply with this Section 9.11 with respect to the affairs of such Consolidated Subsidiary.

9.12. LITIGATION.

(a) Debtor shall promptly notify Secured Party in writing of any litigation, proceeding, or counterclaim against, or of any investigation of, Debtor or any Consolidated Subsidiary, if: (i) the outcome of such litigation, proceeding, counterclaim, or investigation involves $100,000 or more when aggregated with all other current litigation, proceedings, counterclaims or investigations, or may materially and adversely affect the finances or operations of Debtor or any Consolidated Subsidiary; or (ii) such litigation, proceeding, counterclaim, or investigation questions the validity of this Agreement or any document executed or delivered in connection herewith, or any action taken or to be taken pursuant thereto.

(b) Debtor shall furnish to Secured Party such information regarding any such litigation, proceeding, counterclaim, or investigation as Secured Party may reasonably request.

9.13. SHAREHOLDER’S EQUITY. Debtor shall cause Shareholder’s Equity at all times to be in an amount not less than $34,854,000, plus 50% of quarterly net income for each fiscal quarter ending on or after March 31, 2004, plus 75% of the net proceeds of any future equity offerings of the Debtor.

9.14 QUARTERLY NET PROFITS. Debtor shall cause net income for each quarter ending after the date hereof to be in an amount not less than $500,000.

9.15 INTEREST COVERAGE RATIO. Debtor shall cause the Interest Coverage Ratio at the end of each fiscal quarter ending after the date hereof to be not less than 3 to 1. Interest Coverage Ratio shall mean the ratio of earnings before interest and taxes to interest expense.

9.16 FIXED CHARGE COVERAGE RATIO. Debtor shall cause the Fixed Charge Coverage Ratio, as determined on a rolling four quarter basis, to be not less than 1.25 to 1. Fixed Charge Coverage Ratio shall mean the ratio of earnings before interest, taxes, depreciation and amortization expense and any other non-cash charges to the sum of interest payments, principal payments, taxes, equipment purchases and lease payments.

10. NEGATIVE COVENANTS. So long as any part of the Indebtedness remains unpaid, or this Agreement remains in effect, Debtor, without the written consent of Secured Party, shall not:

10.1. LOCATION OF BUSINESS RECORDS. Move the records concerning the Collateral from the location where they are kept as specified in this Agreement.

10.2 BORROWED MONEY. Create, incur, assume or suffer to exist any indebtedness for borrowed money, except to Secured Party and except (i) trade indebtedness incurred in the ordinary course of business, and (ii) indebtedness of companies acquired by Debtor, not to exceed $1,000,000 in the aggregate.

10.3 ENCUMBRANCES. Create, incur, assume or suffer to exist any mortgage, lien, security interest, pledge or other encumbrance on any of its property or assets, whether now owned or hereafter acquired, except in favor of the Secured Party, and except (i) liens required or expressly permitted by this Agreement, (ii) pledges or deposits in connection with or to secure worker’s compensation, unemployment or liability insurance or otherwise made in the ordinary course of business to secure contracts or leases, (iii) liens for taxes, assessments, or similar charges, incurred in the ordinary course of business, that are not yet due or tax liens which are being contested in good faith, (iv) liens of mechanics, materialmen, warehousemen, carriers or other like liens securing obligations incurred in the ordinary course of business that are not yet due and payable, or (v) liens on assets of companies acquired by Debtor and securing the indebtedness referred to in Section 10.2.

10.4. INVESTMENTS AND ADVANCES. Make any investment in or advances to any other person, firm, or corporation in excess of $1,000,000 in the aggregate outstanding at any time, except (a) advance payments or deposits against purchases made in the ordinary course of Debtor’s regular business; (b) direct obligations of the United States of America; (c) any existing investments in, or existing advances to, the Consolidated Subsidiaries, or (d) any investments relating to acquisitions described to Secured Party prior to the date hereof.

10.5. GUARANTIES. Become a guarantor, surety, or otherwise liable for the debts or other obligations of any other person, firm, or corporation, whether by agreement to purchase indebtedness, or agreement for furnishing funds through the purchase of goods, supplies, or services (or by way of stock purchase, capital contribution, advance, or loan) for the purpose of paying or discharging the indebtedness or obligation of any other person, firm, or corporation, or otherwise, except as an indorser of instruments for the payment of money deposited to its bank account for collection in the ordinary course of business, and except in the case of guaranties of Consolidated Subsidiaries of Debtor in amounts not in excess of $2,000,000 in the aggregate.

10.6. NAME CHANGE. Change its name without giving prior written notice of its proposed new name to Secured Party.

10.7. STORING THE COLLATERAL. Place the Collateral in any warehouse which may issue a negotiable Document with respect thereto.

10.8. USE OF COLLATERAL. Use the Collateral in violation of any provision of this Agreement, of any applicable statute, regulation, or ordinance, or of any policy insuring the Collateral.

10.9. MERGERS, CONSOLIDATIONS OR SALES. Merge or consolidate with or into any corporation; or enter into any joint venture or partnership with any person, firm or corporation; or convey, lease, or sell all or any material portion of its property or assets or business to any other person, firm, or corporation, except in the ordinary course of its business; or convey, lease, or sell any of its assets to any person, firm or corporation for less than the fair market value thereof.

10.10. OPERATIONS. Engage in any line of business not conducted by it on the date of this Agreement.

10.11 DIVIDENDS OR DISTRIBUTIONS. Declare or pay any cash dividend on its capital stock or make any other distribution with respect to its capital stock or redeem, retire, purchase or otherwise acquire, directly or indirectly, for value or set apart any sum for the redemption, retirement, purchase or other acquisition of, directly or indirectly, any share of capital stock, unless Debtor is in compliance with Section 9.13 hereof. Furthermore, notwithstanding anything in this Agreement in the contrary, Debtor may distribute to Debtor’s shareholders an amount equal to 50% of Debtor’s taxable income for the prior fiscal year (as calculated for Federal income tax purposes).

11. {Intentionally Omitted}

12. SECURED PARTY’S RIGHTS AND REMEDIES.

12.1. GENERALLY. Secured Party’s rights and remedies with respect to the Collateral shall be those of a secured party under the New York Uniform Commercial Code and under any other applicable law, as the same may from time to time be in effect, in addition to those rights granted herein and in any other agreement between Debtor and Secured Party now or hereafter in effect.

12.2. NOTIFICATION OF ACCOUNT DEBTORS. Secured Party may, at any time and from time to time, after the occurrence and during the continuance of an Event of Default notify any or all Account Debtors of the security interest and may direct such Account Debtors to make all payments on Receivables directly to Secured Party.

12.3. POSSESSION OF COLLATERAL. Whenever Secured Party may take possession of the Collateral pursuant to Section 11.1, Secured Party may take possession of the Collateral on Debtor’s premises or may remove the Collateral or any part thereof to such other places as the Secured Party may in its sole discretion determine. If requested by Secured Party, Debtor shall assemble the Collateral and deliver it to Secured Party at such place as may be designated by Secured Party.

12.4 COLLECTION OF RECEIVABLES. After the occurrence and during the continuance of an Event of Default, Secured Party may demand, collect, and sue for all monies and proceeds due or to become due on the Receivables (in either Debtor’s or Secured Party’s name at the latter’s option) with the right to enforce, compromise, settle, or discharge any or all Receivables.

12.5. INDORSEMENT OF CHECKS; DEBTOR’S MAIL. Debtor hereby irrevocably appoints (which appointment shall be effective only after the occurrence and during the continuance of an Event of Default) Secured Party the Debtor’s agent with full power, in the same manner, to the same extent and with the same effect as if Debtor were to do the same: to indorse Debtor’s name on any Instruments or Documents pertaining to any Collateral; to receive and collect all mail addressed to Debtor; to direct the place of delivery of such mail to any location designated by Secured Party; to open such mail; to remove all contents therefrom; and to retain all contents thereof constituting or relating to the Collateral. This agency is unconditional and shall not terminate until all of the Indebtedness is paid in full and this Agreement has been terminated. Secured Party agrees to give Debtor prior notice of its intention to exercise this agency, except with respect to the indorsement of Debtor’s name on any instruments or documents pertaining to any Collateral.

12.A.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default (individually, an Event of Default and, collectively, Events of Default):

(a) Nonpayment. Nonpayment, within five (5) days of when due, of any principal, interest, premium, fee, cost, or expense due under this Agreement.

(b) Negative Covenants. Default in the observance of any of the covenants or agreements of Debtor contained in Article 10.

(c) Other Covenants. Default in the observance of any of the covenants or agreements of Debtor contained in this Agreement or any other document executed in connection with this Agreement, other than in Article 10 or Sections 7.1, 7.2 or 7.3 or in any other written agreement between Debtor and Secured Party which is not remedied within thirty (30) days after notice thereof by Secured Party to Debtor.

(d) Cessation of Business or Voluntary Insolvency Proceedings. The (i) cessation of operations of Debtor’s business substantially as conducted on the date of this Agreement; (ii) filing by Debtor, any Consolidated Subsidiary or any Third Party of a petition or request for liquidation, reorganization, arrangement, adjudication as a bankrupt, relief as a debtor, or other relief under the bankruptcy, insolvency or similar laws of the United States of America or any state or territory thereof or any foreign jurisdiction now or hereafter in effect; (iii) making by Debtor, any Consolidated Subsidiary or any Third Party of a general assignment for the benefit of creditors; (iv) consent by Debtor, any Consolidated Subsidiary or any Third Party to the appointment of a receiver or trustee, including, without limitation, a “custodian,” as defined in the Federal Bankruptcy Code, for Debtors, such Consolidated Subsidiary or such Third Party or any of Debtor’s or such Consolidated Subsidiary’s, or such Third Party’s assets; (v) making of any, or sending of any, notice of any intended, bulk sale by Debtor, any Consolidated Subsidiary or any Third Party; or (vi) execution by Debtor, any Consolidated Subsidiary or any Third Party of a consent to any other type of insolvency proceedings (under the Federal Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, or settlement of, claims against or winding up of affairs of, Debtor, such Consolidated Subsidiary or such Third Party.

(e) Involuntary Insolvency Proceedings. (i) The appointment of a receiver, trustee, custodian or officer performing similar functions, including, without limitation, a “custodian,” as defined in the Federal Bankruptcy Code, for Debtor, any Consolidated Subsidiary or any Third Party or any of Debtor’s or such Consolidated Subsidiary’s, or such Third Party’s assets; or the filing against Debtor, any Consolidated Subsidiary or any Third Party of a request or petition for liquidation, reorganization, arrangement, adjudication as a bankrupt or other relief under the bankruptcy, insolvency or similar laws of the United States of America, any state or territory thereof or any foreign jurisdiction now or hereafter in effect; or of any other type of insolvency proceeding (under the Federal Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Debtor, any Consolidated Subsidiary or any Third Party shall be instituted against Debtor, such Consolidated Subsidiary or such Third Party; and (ii) such appointment shall not be vacated, or such petition or proceeding shall not be dismissed, within thirty (30) days after such appointment, filing or institution.

(f) Other Indebtedness and Agreements. Failure by Debtor or any Consolidated Subsidiary to pay, when due, (or, if permitted by the terms of any applicable documentation, within any applicable grace period), any indebtedness for borrowed money owing by Debtor or any Consolidated Subsidiary to Secured Party or any other person or entity (other than the Indebtedness incurred, pursuant to this Agreement, and including, without limitation, indebtedness evidencing a deferred purchase price other than trade payables) in excess of $100,000, whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or failure by the Debtor or any Consolidated Subsidiary to perform any term, covenant or agreement on its part to be performed under any agreement or instrument (other than a document executed in connection with this Agreement) evidencing or securing or relating to any indebtedness for borrowed money owing by Debtor or any Consolidated Subsidiary when required to be performed if the effect of such failure is to permit the holder to accelerate the maturity of such indebtedness.

(g) Judgments. Any judgment or judgments against Debtor or any Consolidated Subsidiary exceeding $100,000 in the aggregate (excluding any judgment for which Debtor or such Consolidated Subsidiary is fully insured) shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days.

(h) Representations. Any certificate, statement, representation, warranty or financial statement furnished by, or on behalf of, Debtor, any Consolidated Subsidiary or any Third Party, pursuant to, or in connection with, this Agreement (including, without limitation, representations and warranties contained herein) or as an inducement to Secured Party to enter into this Agreement or any other lending agreement with Debtor shall prove to have been false in any material respect at the time as of which the facts therein set forth were certified or to have omitted any substantial contingent or unliquidated liability or claim against Debtor, any such Consolidated Subsidiary or any such Third Party, or if on the date of the execution of this Agreement there shall have been any materially adverse change in any of the facts disclosed by any such statement or certificate which shall not have been disclosed in writing to Secured Party at, or prior to, the time of such execution.

(i) Termination. Any Third Party terminates or attempts to terminate, in accordance with its terms or otherwise, any guaranty or other document executed by such Third Party in connection with this Agreement.

(j) Change of Ownership. If all, or a controlling interest of, the capital stock of Debtor shall be sold, assigned or otherwise transferred or if a security interest or other encumbrance shall be granted or otherwise acquired therein or with respect thereto, without Secured Party’s prior written consent.

l2.A.2. EFFECTS OF AN EVENT OF DEFAULT.

(a) Upon the happening of one or more Events of Default (except an Event of Default under either Section l2.A.1.(d) or

l2.A.l.(e)), Secured Party may declare any obligations it may have hereunder to be cancelled, and the principal of the Indebtedness then outstanding to be immediately due and payable, together with all interest thereon and costs and expenses accruing under this Agreement and any other document executed in connection herewith. Upon such declaration, any obligations Secured Party may have hereunder shall be immediately cancelled, and the Indebtedness then outstanding shall become immediately due and payable without presentation, demand or further notice of any kind to Debtor.

(b) Upon the happening of one or more Events of Default under Section l2.A.1(d) or l2.A.l.(e) hereof, Secured Party’s obligations hereunder shall be cancelled immediately, automatically, and without notice, and the Indebtedness shall become immediately due and payable without presentation, demand, or notice of any kind to Debtor.

13. MISCELLANEOUS.

13.1. PERFECTING THE SECURITY INTEREST; PROTECTING THE COLLATERAL. Debtor will execute and deliver to Secured Party such financing statements, assignments, and other documents and will do such other things in connection with this Agreement as Secured Party may reasonably request. Debtor hereby authorizes Secured Party to file such financing statement or statements relating to the Collateral without Debtor’s signature thereon as Secured Party may deem appropriate, and appoints Secured Party as Debtor’s attorney-in-fact (without requiring Secured Party) to execute any such financing statement or statements in Debtor’s name and to perform all other acts which Secured Party deems appropriate to perfect and continue the Security Interest and to protect, preserve, and realize upon the Collateral.

13.2. PERFORMANCE OF DEBTOR’S DUTIES. Upon Debtor’s failure to perform any of its duties under this Agreement, Secured Party may, but shall not be obligated to, perform any or all such duties.

13.3. NOTICE. Without in any way requiring notice to be given in the following manner, Debtor agrees that any notice by Secured Party of sale, disposition, or other intended action hereunder or in connection herewith, whether required by the New York Uniform Commercial Code or otherwise, shall constitute reasonable notice to Debtor if such notice is sent by regular or certified mail, postage prepaid, at least five (5) business days prior to such action, to Debtor’s address or addresses specified above or to any other address which Debtor has specified in writing to Secured Party as the address to which notices hereunder shall be given to Debtor.

13.4. WAIVER BY SECURED PARTY. No course of dealing between Debtor and Secured Party and no delay or omission by Secured Party in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies of Secured Party are cumulative.

13.5. WAIVER BY DEBTOR. Secured Party shall have no obligation to take, and Debtor shall have the sole responsibility for taking, any and all steps to preserve rights against any and all Account Debtors and against any and all prior parties to any note, Chattel Paper, draft, trade acceptance, or other instrument for the payment of money covered by the Security Interest whether or not in Secured Party’s possession. Secured Party shall not be responsible to Debtor for loss or damage resulting from Secured Party’s failure to enforce any Receivables or to collect any moneys due or to become due thereunder or other Proceeds constituting Collateral hereunder. Debtor waives protest of any note, check, draft, trade acceptance, or other instrument for the payment of money constituting Collateral at any time held by Secured Party on which Debtor is in any way liable and waives notice of any other action taken by Secured Party.

13.6. SETOFF. Without limiting any other right of Secured Party, whenever Secured Party has the right to declare any indebtedness to be immediately due and payable (whether or not it has so declared), Secured Party at its sole election may setoff against indebtedness any and all moneys then or thereafter owed to Debtor by Secured Party in any capacity, whether or not the Indebtedness or the obligation to pay such monies owed by Secured Party is then due, and Secured Party shall be deemed to have exercised such right of setoff immediately at the time of such election even though any charge therefor is made or entered on Secured Party’s records subsequent thereto.

13.7. ASSIGNMENT. The rights and benefits of Secured Party hereunder shall, if Secured Party so agrees, inure to any party acquiring any interest in the Indebtedness or any part thereof. Except during the continuance of an Event of Default, the consent of the Debtor shall be required for the assignment by the Secured Party of any of its obligations hereunder, other than any assignment to an affiliate of Secured Party.

13.8. SUCCESSORS AND ASSIGNS. Secured Party and Debtor as used herein shall include the successors or assigns of those parties.

13.9. MODIFICATION. This Agreement is intended by Debtor and Secured Party to be the final, complete and exclusive expression of the agreement between Secured Party and Debtor. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by Debtor and a duly authorized officer of Secured Party.

13.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by Secured Party and Debtor on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one in the same Agreement.

13.11. APPLICABLE LAW. This Agreement and the transaction evidenced hereby shall be governed by and construed under the internal laws of the State of New York without regard to principles of conflicts of law, as the same may from time to time be in effect, including, without limitation, the New York Uniform Commercial Code.

13.12. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Any financial calculation to be made, and all books and records to be kept in connection with the provisions of this Agreement, shall be in accordance with generally accepted accounting principles consistently applied during each interval and from interval to interval.

13.13. CONSENT TO JURISDICTION. DEBTOR AGREES THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS AGREEMENT MAY BE COMMENCED IN THE SUPREME COURT OF NEW YORK IN ANY COUNTY, OR IN THE DISTRICT COURT OF THE UNITED STATES IN ANY DISTRICT, IN WHICH THE SECURED PARTY HAS AN OFFICE, AND DEBTOR WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN

ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO DEBTOR, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF NEW YORK OR THE UNITED STATES.

13.14. JURY TRIAL WAIVER. DEBTOR AND SECURED PARTY WAIVE ANY RIGHT TO TRIAL BY JURY THEY MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR EQUITY, IN CONNECTION WITH THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO.

13.15. INDEMNIFICATION. If after receipt of any payment of all or any part of the Indebtedness, Secured Party is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, this Agreement shall continue in full force and Debtor shall be liable to, and shall indemnify and hold Secured Party harmless for, the amount of such payment surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by Secured Party in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Secured Party’s rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section shall survive the termination of this Agreement.

13.16. TERMINATION.

(a) Termination. This Agreement is and is intended to be a continuing Agreement and shall remain in full force and effect until March 31, 2005. On March 31, 2005, all Indebtedness shall be due and payable in full without presentation, demand or further notice of any kind. Notwithstanding the foregoing or anything in this Agreement or elsewhere to the contrary, the Security Interest, Secured Party’s right and remedies under this Agreement and Debtor’s obligations and liabilities under this Agreement, shall survive any termination of this Agreement, and shall remain in full force and effect, until all of the Indebtedness outstanding, or contracted or committed for (whether or not outstanding), and any extensions or renewals thereof, together with interest accruing thereon after such termination, shall be finally and irrevocably paid in full. No Collateral shall be released or financing statement terminated until such final and irrevocable payment in full of the Indebtedness as described in the preceding sentence.

The undersigned have executed this Agreement on the date referred to above.

JUPITERMEDIA CORPORATION		HSBC BANK USA

By:	/s/ Christopher S. Cardell	By:	/s/ John V. Raleigh

Name:	Christopher S. Cardell	Name:	John V. Raleigh
Title:	President	Title:	Vice President

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This First Amendment dated as of April 6, 2004 amends the Loan and Security Agreement dated as of April 1, 2004, between Jupitermedia Corporation and HSBC Bank USA (“Agreement”). Terms defined in the Agreement shall have the same meanings in this Amendment.

1.	Section 10.4 of the Agreement is hereby amended to state as follows:

10.4. INVESTMENTS AND ADVANCES. Make any investment in or advances to any other person, firm, or corporation in excess of $1,000,000 in the aggregate outstanding at any time, except (a) advance payments or deposits against purchases made in the ordinary course of Debtor’s regular business; (b) direct obligations of the United States of America; (c) any existing investments in, or existing advances to, the Consolidated Subsidiaries, (d) investments relating to acquisitions in amounts not to exceed $25,000,000 in the aggregate or $5,000,000 in the case of any such individual investment; or (e) any investments relating to acquisitions described to Secured Party prior to the date hereof.

2.	Except as amended hereby, the Agreement remains unchanged and in full force and effect.

JUPITERMEDIA CORPORATION.		HSBC BANK USA

By:	/s/ Alan Meckler	By:	/s/ John V. Raleigh

Name:	Alan Meckler	Name:	John V. Raleigh
Title:	Chairman & CEO	Title:	Vice President